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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 25, 2007

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)

           Nevada                                          88-0408274
-------------------------------                ---------------------------------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
       Incorporation)

                                    001-32202
                            ------------------------
                            (Commission File Number)


    6370 Nancy Ridge Drive, Suite 112                       92121
          San Diego, California                             -----
----------------------------------------                   Zip Code
(Address of Principal Executive Offices)

                                 (858) 657-0287
                 -----------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On September 25, 2007, upon the recommendation of our nominating and governance committee, our board of directors appointed Barry Ritholtz to fill a newly-created vacancy on our board of directors. Applying the standards of the American Stock Exchange, the board determined that Mr. Ritholtz qualifies an independent director.

      Mr. Ritholtz is presently CEO and Director of Equity Research at [Fusion IQ], an independent quantitative research firm, a position he has held since May 2007. He has also been Chief Market Strategist for Ritholtz Research, an independent institutional research firm, since June 2006, and has served as Chief Investment Officer at Ritholtz Capital Partners, a New York hedge fund, since January 2006. From August 31, 2002 to January 2006, Mr. Ritholtz was Chief Market Strategist for Maxim Group, a New York-based investment bank. Mr. Ritholtz is a frequent guest on CNBC, where he has been guest host of Squawk Box, and is a regular on Kudlow & Company. He has also appeared on Your World with Neil Cavuto, Bulls & Bears, Wall Street Week, and is frequent guest on other shows. His perspectives on the markets are quoted regularly in the Wall Street Journal, Barron's, and other print media. Beyond weekly commentary and published articles, Mr. Ritholtz writes The Big Picture, an informal economics weblog covering diverse topics, including investing, digital media, geopolitics, film and music industries. Since March 2002, Mr. Ritholtz has been a director of Burst.com (Pink Sheets: BRST), a company engaged in the business of licensing intellectual property related to the delivery of video and audio information over networks. Mr. Ritholtz performed his undergraduate work at Stony Brook University and earned a J.D. from Yeshiva University's Benjamin N. Cardozo School of Law.

      There were no understandings between Mr. Ritholtz and any other person pursuant to which he was selected as a director, and we have not entered into any transactions with Mr. Ritholtz that would require disclosure under Item 404(a) of Regulation S-B. Mr. Ritholtz was not appointed to any committees of our board of directors and currently is not expected to be appointed to any committees of our board of directors.

      Mr. Ritholtz will receive an option to purchase 250,000 shares of our common stock under our 2005 Equity Incentive Plan. The option will have a ten-year term and an exercise price based on the closing price of our common stock on Friday, September 28, 2007. The option will vest over three years in equal monthly installments. As a non-employee director, Mr. Ritholtz will be entitled to the compensation paid to other outside directors. Such compensation is currently suspended for all outside directors.

ITEM 7.01. REGULATION FD DISCLOSURE.

      On September 26, 2007, we issued a press release announcing the appointment of Mr. Ritholtz to our board of directors. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

      The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1     Press release dated September 26, 2007

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2007                     MICROISLET, INC.


                                             By: /s/ Michael J. Andrews
                                                 -------------------------------
                                                 Michael J. Andrews
                                                 Chief Executive Officer